UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                      June 1, 2006

ProUroCare Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-103781	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Carlson Parkway, Suite 124, Plymouth, MN		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code                                           952-476-9093

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into Material Definitive Agreements

On June 1, 2006, ProUroCare Medical Inc.(the Company) borrowed $75,000 from an individual accredited investor (the “Investor”) on an unsecured basis for short term working capital needs. In connection therewith, the Company issued to such Investor an unsecured promissory note (the “Note”) that bears interest at the Prime Rate, matures on August 30, 2006 and is to be repaid out of the net proceeds of the Company’s current long term senior debt financing efforts. In connection with the Note, the Company also issued a five-year warrant to the Investor to acquire 37,500 shares of the Company’s common stock at $0.50 per share. The warrant issued was exempt from registration under Section 4(2) of the Securities Act of 1934, as amended, and Regulation D, as it was issued in a non-public offering to one accredited individual.

Item 9.01   Financial Statements and Exhibits

4.1                                 Warrant issued to an Investor in connection with a loan to the Company dated June 1, 2006.

10.1                           Promissory Note in the amount of $75,000 issued by ProUroCare Medical Inc. to an Investor dated June 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL, INC.

June 6, 2006	By:	/s/ Maurice R. Taylor
Maurice R. Taylor,
Chief Executive Officer